CROSS-LICENSE AGREEMENT

This Cross-License Agreement (this “Agreement”) is entered into effective March __, 2008 by and between: ZAGG INCORPORATED, a Nevada corporation (“ZAGG”), POW! Entertainment, a _________ corporation (“POW!”), and BRIGHTON PARTNERS, LLC., a Utah limited liability company (“BRIGHTON”). ZAGG, POW! and BRIGHTON are hereinafter jointly referred to as “PARTIES”, and each of them, individually and indistinctly referred to as a “PARTY.”

WITNESSETH:

I. On even date herewith, ZAGG and BRIGHTON have entered into a Bridge Loan Agreement (the “Loan Agreement”), whereby ZAGG agreed to loan BRIGHTON up to $500,000 under a Secured Promissory Note in exchange for 10% ownership in BRIGHTON and the entry into this Agreement upon the terms and conditions stated herein;

II. POW! and BRIGHTON have entered into a collaborative effort to develop, finance, produce and distribute new characters and stories in various mediums, including but not limited to animated theatrical motion pictures, direct-to-video motion pictures, television motion pictures, stage play projects, internet projects, theme park projects, video and computer game projects, wireless and mobile projects and other projects, (the “Property”), as more aptly discussed in Schedule A to this Agreement;

III. In connection with the development of the Property, ZAGG desires to license certain trademarks listed on Schedule B to this Agreement (the “ZAGG Marks”) to POW! and BRIGHTON, and POW! and BRIGHTON desire to acquire the ZAGG Marks for use in the development of the Property, pursuant to the terms and conditions set forth under this Agreement; and

IV. POW! and BRIGHTON desire to license to ZAGG the right to use specific Property developed using the ZAGG Marks (the “ZAGG Property”), and ZAGG desires to acquire the ZAGG Property for ZAGG’s marketing and commercial use.

Now, therefore, in consideration of the representations, warranties, and covenants herein contained, the PARTIES agree to enter into this Agreement, which shall be governed by the following clauses and conditions:

SECTION 1. GRANT OF LICENSES

1.1. ZAGG grants to POW! and BRIGHTON a nonexclusive, limited, royalty free license during the Term to use the ZAGG Marks in connection with the development of the Property. POW! and BRIGHTON have no right to permit or sublicense any third party to use the ZAGG Marks, including, without limitation, by way of sub-license, and/or assignment or otherwise, unless with the prior written approval of ZAGG. All rights not expressly granted herein are reserved by ZAGG.

1.2. POW! and BRIGHTON grant to ZAGG a nonexclusive, limited, royalty free, perpetual right to use the ZAGG Property in connection with its marketing of its own products and services. ZAGG has no right to permit or license any third party to use ZAGG Property, including, without limitation, by way of sub-license, and/or assignment or otherwise, unless the prior written approval of both POW! and BRIGHTON is obtained. All rights not expressly granted herein are reserved by POW! and BRIGHTON. For greater certainty, ZAGG is not granted any rights in the Property outside of the rights granted hereunder in connection with the ZAGG Property.

SECTION 2. OWNERSHIP OF INTELLECTUAL PROPERTY

2.1 POW! and BRIGHTON acknowledges ZAGG’s ownership and/or right to use the ZAGG Marks. POW! and BRIGHTON agree that they will do nothing inconsistent with such ownership rights.

2.2. ZAGG acknowledges the rights POW! and BRIGHTON have in the Property. ZAGG agrees that it will do nothing inconsistent with such rights.

SECTION 3.  QUALITY MAINTENANCE

3.1. POW! and BRIGHTON agree to cooperate with ZAGG to ensure that its quality standards are kept concerning use of the ZAGG Marks. ZAGG agrees that it will supply POW! and BRIGHTON with specimens of all uses of the ZAGG Marks upon request. POW! and BRIGHTON shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by the license granted herein. POW! and BRIGHTON agree that the quality of any products sold with the ZAGG Marks shall be at least as good as the quality of the goods and services marketed by ZAGG and shall conform to any quality standards identified by ZAGG from time to time.

3.2. ZAGG agrees to cooperate with POW! and BRIGHTON to ensure that their quality standards are kept concerning use of the ZAGG Property. POW! and BRIGHTON agree that they will supply ZAGG with specimens of all uses of the ZAGG Property upon request. ZAGG shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of goods and services covered by the license granted herein. ZAGG agrees that the quality of any ZAGG Products shall be at least as good as the quality of the goods and services marketed by POW! and BRIGHTON and shall conform to any quality standards identified by POW! and BRIGHTON from time to time.

SECTION 4.  INFRINGEMENT PROCEEDINGS

4.1. POW! and BRIGHTON agree to promptly notify ZAGG of any unauthorized use of the ZAGG Marks by others as it comes to their attention. ZAGG shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the ZAGG Marks.

4.2. ZAGG agrees to promptly notify POW! and BRIGHTON of any unauthorized use of the ZAGG Property by others as it comes to ZAGG’s attention. POW! and BRIGHTON shall have the sole right and discretion to bring infringement or unfair competition proceedings involving ZAGG Property.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF ZAGG

5.1. ZAGG grants to the POW! and BRIGHTON the following representations and warranties:

5.1.1. Ownership.  ZAGG is the sole owner of or has the right to use and sublicense the ZAGG Marks.  The ZAGG Marks are free of any liens and are registered for the term of validity indicated in their respective registration certificates. Nothing in this Agreement shall be deemed as an obligation of ZAGG to renew the registration of any of the ZAGG Marks, which will only be renewed at ZAGG’s sole and exclusive discretion, and ZAGG shall not be liable to POW! and BRIGHTON for any expense, cost, or loss associated with ZAGG’s exercise of such discretion.

5.1.2. Organization.  ZAGG is a corporation organized under the laws of the state of Nevada, with offices at 3855 South 500 West, Suite J, Salt Lake City, Utah 84115;

5.1.3. Authorization.  ZAGG has the full power and necessary authority to execute and deliver this Agreement and to perform the obligations contained in this Agreement. ZAGG has the full capacity and does not depend on any additional authorization to execute this Agreement.

5.1.4. Valid and Enforceable Agreement.  This Agreement was executed by ZAGG and is a valid and enforceable obligation of ZAGG.

5.1.5. No Conflict; Consents.  The execution and delivery of this Agreement by ZAGG and the completion of the operations described herein do not: (i) breach or conflict with any organizational or corporate document of ZAGG, or with any corporate resolution of its respective shareholders, or any agreement, contract, commitment, obligation, understanding, arrangement or restriction of any kind to which ZAGG is a party or is subject to, or by which its respective assets or properties are bound; (ii) to the actual knowledge of ZAGG, breach or conflict with any law, decision or sentence issued by any governmental authority, applicable to ZAGG or to its respective assets or properties; and (iii) to the actual knowledge of ZAGG, require any consent, approval or authorization of, any person or any governmental authority or any registration before them.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF POW! AND BRIGHTON

6.1. POW! and BRIGHTON grant to ZAGG the following representations and warranties:

6.1.1. Ownership.  POW! and BRIGHTON are sole owners of or have the right to use and sublicense the ZAGG Property.  The ZAGG Property is free of any liens. Nothing in this Agreement shall be deemed as an obligation of POW! and BRIGHTON to register ZAGG Property, and POW! and BRIGHTON shall not be liable to ZAGG for any expense, cost, or loss associated with their exercise of such discretion.

6.1.2. Organization.  BRIGHTON is a Utah limited liability company, with offices at 3540 East Bengal Boulevard, Salt Lake, UT 84121. POW! is a _____________, with offices at 9460 South Santa Monica Boulevard, Suite 620, Beverly Hills, CA 90210.

6.1.3. Authorization.  Each company has the full power and necessary authority to execute and deliver this Agreement and to perform the obligations contained in this Agreement. Each company has the full capacity and does not depend on any additional authorization to execute this Agreement.

6.1.4. Valid and Enforceable Agreement.  This Agreement was executed by the POW! and BRIGHTON and is a valid and enforceable obligation each company.

6.1.5. No Conflict; Consents.  The execution and delivery of this Agreement by POW! and BRIGHTON and the completion of the operations described herein do not: (i) breach or conflict with any organizational or corporate document of either company, or with any corporate resolution of either’s respective shareholders, or any agreement, contract, commitment, obligation, understanding, arrangement or restriction of any kind to which either company is a party or is subject to, or by which its respective assets or properties are bound; (ii) to the actual knowledge of POW! and BRIGHTON, breach or conflict with any law, decision or sentence issued by any governmental authority, applicable to either company or to its respective assets or properties; and (iii) to the actual knowledge of POW! and BRIGHTON, require any consent, approval or authorization of, any person or any governmental Authority or any registration before them.

SECTION 7. TERM

7.1. This Agreement shall be effective upon execution (the “Effective Date”) and shall continue for the term the collaborative agreements exists between POW! and BRIGHTON to develop the Products (the “Term”) unless sooner terminated in accordance with Sections 8 and 9.

SECTION 8. TERMINATION FOR CAUSE

8.1. Any PARTY may terminate this Agreement and the licenses granted herein if: (i) the other PARTY breaches any term or condition of this Agreement and fails to cure such breach within ten (10) days after receipt of written notice of the same; or (ii) the other PARTY becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due or upon the winding-up sale, consolidation, merger or any sequestration by governmental authority of the other PARTY.

SECTION 9. EFFECT OF TERMINATION

9.1. Upon termination of this Agreement, POW! and BRIGHTON agree to immediately discontinue all use of the ZAGG Marks and any term confusingly similar thereto, and to destroy all printed materials bearing any of the ZAGG Marks, and that all rights in the ZAGG Marks and the goodwill connected therewith, whether existing on the date hereof or created thereafter by any means, shall remain the property of ZAGG.

9.2. Upon termination of this Agreement, ZAGG agrees to immediately discontinue all use of the ZAGG Property, and to destroy all printed materials bearing the ZAGG Property, and that all rights in the ZAGG Property and the goodwill connected therewith, whether existing on the date hereof or created thereafter by any means, shall remain the property of POW! and BRIGHTON.

SECTION 10. INJUNCTION RELIEF

10.1. Each PARTY acknowledges that any breach of the respective PARTY’s obligations under this Agreement concerning use of the ZAGG Marks or ZAGG Property may cause the other PARTY irreparable harm not compensable with money damages, and that in the event of such breach, the other PARTY shall be entitled to seek injunctive relief, without bond, from any court of competent jurisdiction.

SECTION 11.  ASSIGNMENT

11.1. Neither PARTY shall assign or transfer its rights, duties or obligations under this Agreement, whether by contract, operation of law, merger, reorganization, liquidation, dissolution or sale of assets, without the prior written consent of the other PARTY. Any purported assignment or transfer of this Agreement without the prior written consent of the other PARTY shall be null and void.

SECTION 12. THIRD PARTY BENEFICIARIES

12.1. Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by POW!, BRIGHTON and ZAGG. This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation, employees, suppliers and customers of a PARTY, or to create any obligations of a PARTY to any such third parties.

SECTION 13. SEVERABILITY

13.1. If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby and the illegal provision will be replaced with a legal provision that encapsulates to the extent permitted by applicable law the original intent of the PARTIES.

SECTION 14. HEADINGS

14.1. The headings contained in this Agreement are for reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation hereof.

SECTION 15. INDEPENDENT CONTRACTOR

15.1. The relationship of the PARTIES under this Agreement shall not constitute a partnership or joint venture. Neither PARTY is an agent of the other PARTY and neither PARTY has right, power or authority, expressly or impliedly, to represent or bind the other PARTY.

SECTION 16. BINDING EFFECT

16.1. This Agreement is binding between the PARTIES and shall inure to the benefit of the PARTIES and their respective successors and authorized assignees.

SECTION 17. GOVERNING LAW AND JURISDICTION

17.1. This Agreement shall be construed according to and governed by the laws of the State of Nevada.

SECTION 18.  AMENDMENT

18.1. Amendments to this Agreement and the other contracts contemplated herein may be made only by a written agreement signed by duly authorized representatives of each of the PARTIES.

SECTION 19. COUNTERPARTS

19.1. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages, which shall be deemed originals in all respects.

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IN WITNESSWHEREOF, the parties hereto have duly executed and delivered this Cross-License Agreement as of the Effective Date.

POWI Entertainment.

By:
Name: Gill Champion
Title: President/COO

BRIGHTON PARTNERS, LLC.

By:
Name: Cord Beatty
Title: Managing Partners

ZAGG INCORPORATED

By:
Name: Robert G. Pedersen II
Title: CEO

SCHEDULE A
TO THE CROSS-LICENSE AGREEMENT

The Property

SCHEDULE B
TO THE CROSS-LICENSE AGREEMENT

ZAGG Marks

Trademark	Country of Registration	Application No./REG. NO	Owner

	USA		Zagg Incorporated

	USA		Zagg Incorporated

	USA		Zagg Incorporated